SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2000 (March 17, 2000)
                                                 ------------------------------

                           NATURAL HEALTH TRENDS CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Florida                           0-25238               59-2705336
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer
incorporation or organization)                              Identification No.)

           380 Lashley Street, P. O.Box 6128, Longmont, Colorado 80502
--------------------------------------------------------------------------------
           (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (303) 682-4637
                                                           --------------

                    n/a
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

      Pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued 1,000 shares of Series J Preferred Stock with a stated value of $1,000 per share to one "accredited investor." Each share of Series J Preferred Stock is convertible into shares of Common Stock commencing on the earlier of 180 days from March 3, 2000 or the effective date of the registration statement covering the shares of Common Stock at a conversion price equal to the lower of the closing bid price of the Common Stock on the date of issuance or 70% of the average closing bid price of the Common Stock for the lowest three trading days in the 20 trading days immediately preceding the date of the notice of conversion. Each share of Series J Preferred Stock shall automatically be converted into Common Stock on February 28, 2005. In connection with the issuance of the shares of Series J Preferred Stock, the Company issued to the investor a warrant to purchase 141,907 shares of Common Stock at an exercise price of $1.41 per share exerciseable until March 31, 2005.

      Financial Statements, Pro Forma Financial Information and Exhibits.

C.    Exhibits

Exhibit No.        Description
-----------        -----------

3.1                Articles of Incorporation
4.1                Securities Purchase Agreement
4.2                Registration Rights Agreement
4.3                Form of Warrant

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 17, 2000

                                               NATURAL HEALTH TRENDS CORP.
                                                       (Registrant)

                                               By: /s/ Mark Woodburn
                                                   -----------------------------
                                                   Mark Woodburn
                                                   Chief Financial Officer